UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2026

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520, Miami, Florida	33136
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Longeveron Inc. (the “Company”) has appointed Nirav S. Jhaveri to serve as Chief Financial Officer, principal financial officer and principal accounting officer of the Company, effective August 17, 2026 (the “Effective Date”).

Mr. Jhaveri, age 48, has over 25 years of biopharma and biotech leadership experience across public and private sectors, including experience as the Chief Financial Officer of gene-therapy and biotech companies. Mr. Jhaveri most recently served as an independent strategic advisor to select early-stage biotech companies where he advised the companies’ Chief Executive Officers on capital markets insights, corporation position, investor targeting, and fundraising activities. Prior to that time, Mr. Jhaveri served as Chief Financial Officer of Opus Genetics, Inc. (Nasdaq: IRD), a clinical-stage biopharmaceutical company, from February 2024 to June 2025, Insilico Medicine, a global artificial intelligence-driven biotech company from 2021 to 2023, and Journey Medical Corporation (Nasdaq: DERM, although pre-IPO during Mr. Jhaveri’s tenure), a commercial-stage pharmaceutical company from 2020 to 2021. Mr. Jhaveri received his B.A. from University of Pennsylvania and his MBA from New York University.

Marie Washburn, who has been serving as Chief Financial Officer of the Company will remain with the Company in her prior role of Vice President and Corporate Controller.

In connection with his appointment, Mr. Jhaveri has entered into a Letter Agreement (the “Agreement”) with the Company, pursuant to which he will be entitled to receive an initial base salary of $400,000 per year, and is eligible to participate in the Company’s performance-based annual cash incentive plan, with an award target equal to forty-five percent (45%) of his base salary, as well as short and long-term equity incentive awards pursuant to the terms of the Company’s Fourth Amended and Restated 2021 Incentive Award Plan (or any successor plan thereto). As of the Effective Date, Mr. Jhaveri will receive an equity award of 300,000 Restricted Stock Units which will vest quarterly over a three-year period.

Under the Agreement, Mr. Jhaveri will also be eligible for participation in standard Company employee benefit programs as well as termination and severance benefits. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

There are no other arrangements or understandings between Mr. Jhaveri and the Company or any other persons, pursuant to which Mr. Jhaveri was selected as Chief Financial Officer of the Company. Mr. Jhaveri has no family relationships with any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, or currently proposed, in which the Company was or is to be a participant and in which Mr. Jhaveri had or will have a direct or indirect material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the press release announcing the transition described herein is attached to this report as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Letter Agreement, dated August 17, 2026
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: August 19, 2026	/s/ Stephen Willard
	Name:	Stephen Willard
	Title:	Chief Executive Officer

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